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                                             EXHIBIT 10(a)(7)


                      TEXFI INDUSTRIES, INC.

                        BOARD OF DIRECTORS
                      RESOLUTIONS CONCERNING
           DIRECTORS' DEFERRED STOCK COMPENSATION PLAN
                    Adopted November 30, 1994

WHEREAS, the corporation's Directors' Deferred Stock Compensation Plan (the "Plan"), provides that the maximum number of shares of the Common Stock, par value $1.00 per share, (the "Common Stock") that may be distributed pursuant to the Plan is 100,000 shares; and

WHEREAS, 94,005 shares of Common Stock have previously been issued or credited to Plan participants, pursuant to the Plan, and as a result only 5,995 shares of Common Stock are currently available for distribution under the Plan; and

WHEREAS, the Board believes it to be in the best interests of the corporation to continue this Plan so that the corporation can attract and retain the services of nonemployee directors by permitting them to defer receipt of fees and receive such fees in the form of stock in the corporation after termination of their service as directors and thereby acquire a greater stake in the long term growth and earnings of the corporation; and

WHEREAS, the Board desires to appoint a new committee to administer the Plan in accordance with the provisions of the Plan, now therefore, it is

RESOLVED, that, subject to stockholder approval thereof, the Plan be and hereby is amended to increase, by a total of 100,000 shares, the aggregate number of shares of Common Stock that may be distributed pursuant to the Plan.

FURTHER RESOLVED, that this amendment to the Plan shall be submitted to the stockholders of the corporation at the next annual meeting of the corporation's stockholders, with the recommendation of the Board of Directors that it be approved.

FURTHER RESOLVED, that, subject to stockholder approval of the amendment to the Plan, Section 10 of the Plan shall be deleted in


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its entirety and the
following new Section 10 shall be inserted in lieu thereof:

          10. Shares Subject to Plan. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in paragraph 8 above, shall be 200,000 shares of Stock. Shares distributed pursuant to the Plan may be authorized and unissued shares or treasury shares, or both.

FURTHER RESOLVED, that, subject to stockholder approval of the amendment to the Plan, 100,000 additional shares of the corporation's Common Stock be and hereby are reserved for distribution pursuant to the terms and conditions of the Plan, so that a total of 200,000 shares of the corporation's Common Stock are reserved for distribution pursuant to the terms and conditions of the Plan.

FURTHER RESOLVED, that, subject to stockholders approval of the amendment to the Plan, the corporation be and hereby is authorized and directed to register the additional shares that may be purchased pursuant to the Plan by filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, and the proper officers of the corporation be and hereby are authorized and directed to take such action as they deem necessary or desirable in connection with such registration.

FURTHER RESOLVED, that, subject to stockholder approval of the amendment to the Plan, the additional shares of Common Stock of the corporation which are issuable pursuant to the Plan shall be listed on the New York Stock Exchange and the proper officers of the corporation are hereby authorized and directed to make application to the New York Stock Exchange for the listing of such shares.

FURTHER RESOLVED, that, subject to stockholder approval of the amendment to the Plan, the proper officers of the corporation are hereby authorized and directed to take all necessary action to perfect a listing application with the New York Stock Exchange and to execute any application, agreement or document required under the rules of the New York Stock Exchange and to deliver any and all instruments and documents and do any and all such acts or things as they or any of them deem necessary or advisable to carry out fully the purposes of the foregoing resolution.

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FURTHER RESOLVED, that Dane L. Vincent and Marie Gaster are hereby appointed as the members of the Committee, provided for in the Plan, which Committee has the responsibility for interpretation and construction of the Plan.

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                                             EXHIBIT 10(a)(7)

                      TEXFI INDUSTRIES, INC.


               RESOLUTIONS ADOPTED BY STOCKHOLDERS

                          March 14, 1995

     RESOLVED, that the Amendment of the Directors' Deferred Stock Compensation Plan of Texfi Industries, Inc., as heretofore adopted by the Board of Directors of the corporation, increasing the aggregate number of shares of Common Stock that may be allocated under the Plan by 100,000 shares, be and hereby is approved and adopted.

     RESOLVED FURTHER, that the appropriate officers of the corporation be and hereby are authorized and directed to take such action as they deem necessary or appropriate in order to implement the Amendment.